Exhibit 10.2
EXECUTION

AMENDMENT NO. 2
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Amendment No. 2 dated as of August 8, 2016 (this “Amendment”), between STERLING NATIONAL BANK (the “Buyer”) and M/I FINANCIAL, LLC (the “Seller”).
RECITALS
The Buyer and the Seller are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of November 3, 2015 (as amended by Amendment No. 1, dated as of December 2, 2015, the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.
The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain other agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
SECTION 1.Section 11(1)(m). Section 11(1)(m) of the Existing Repurchase Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(m)    Scheduled Indebtedness. All Indebtedness which is presently in effect and/or outstanding as of June 30, 2016 is listed on Schedule 4 hereto, and no defaults or events of default exist thereunder.”

SECTION 2.    Certain Financial Condition Covenants. Section 7 of Schedule 2 of the Existing Repurchase Agreement is hereby amended by:
2.1    deleting subclause (a) in its entirety and replacing it with the following:
(a)    Maintenance of Tangible Net Worth plus Subordinated Debt. The Seller shall maintain a Tangible Net Worth plus Subordinated Debt of not less than $12,500,000.
2.2    amend sublcause (f) by deleting the phrase “Maximum Aggregate Purchase Price” and replacing it with “Maximum Purchase Price”.
2.3    deleting sublcause (g) in its entirety and replacing it with the following:
(g)     Maintenance of Liquidity. The Seller shall ensure that, as of the end of each calendar month, it has Liquidity of an amount not less than $6,250,000.
2.4    Deleting subclause (i) in its entirety and replacing it with the following:

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(i)    Indebtedness√. Without the prior written consent of Buyer, Seller shall not incur any additional material Indebtedness (other than (i) the Scheduled Indebtedness, (ii) usual and customary accounts payable for a mortgage company, and (iii) other Warehouse Facilities. Seller shall give Buyer prior notification of it entering into any other Warehouse Facilities.
2.5    adding the following defined terms to subclause (k) in their proper alphabetical:
“Liquidity” shall mean, as of any applicable date of determination, the sum of (a) cash and Cash Equivalents (excluding Restricted Cash≈ or cash pledged to Persons other than Buyer) on such date of determination, plus (b) the aggregate unused availability (after giving effect to the applicable borrowing base) on such date of determination, under this Agreement, the Warehousing Agreement, and any other Warehouse Facility (other than the Warehousing Agreement).
“Subordinated Debt” shall mean, as of the date of determination thereof, all indebtedness which has been subordinated in writing to the obligations owing to Buyer on terms and conditions acceptable to Buyer.
2.6    deleting the definition of “Scheduled Indebtedness” and “Warehouse Facility” contained in subsection (k) in their respective entireties and replacing them with the following:
“Scheduled Indebtedness” shall mean the Indebtedness of Seller set forth on Schedule 4 hereto, in each case, as increased, extended, amended, modified, supplemented or restated from time to time, including Indebtedness under the Second Amended and Restated Mortgage Warehousing Agreement dated June 24, 2016 with Comerica Bank, as agent, and the other lenders party thereto (as the same may be amended, modified, supplemented or restated from time to time, the “Warehousing Agreement”).
“Warehouse Facility” shall mean any warehouse, loan, repurchase or other mortgage financing facility, early purchase program or As-Soon-as-Pooled-Plus program, or other arrangement for incurring Indebtedness secured by Seller’s Mortgage Loans.
2.7    Schedule 4 attached hereto shall be added as Schedule 4 to the Existing Repurchase Agreement.
SECTION 3.    Form of Compliance Certificate. Exhibit F of the Existing Repurchase Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with Annex A attached hereto.
SECTION 4.    Representations and Warranties. Other than as previously disclosed to Buyer, Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred and is continuing, and hereby confirms and

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reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.
SECTION 5.    Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
5.1    Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:
(b)    this Amendment, executed and delivered by the duly authorized officers of the Buyer and the Seller; and
(c)    such other documents as the Buyer or counsel to the Buyer may reasonably request.
5.2    Legal Fees. Seller shall have paid to Buyer’s counsel all legal fees incurred in connection with this amendment.
SECTION 6.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 7.    Counterparts. This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.
SECTION 8.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 9.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

STERLING NATIONAL BANK, as Buyer
By: Name: Title:
M/I FINANCIAL, LLC, as Seller
By: Name: Title:

Signature Page to Amendment No. 2 to Amended and Restated Master Repurchase Agreement

ANNEX A TO AMENDMENT NO. 2
EXHIBIT F
FORM OF COMPLIANCE CERTIFICATE
I, ___________________, do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of M/I Financial, LLC (“Seller”). This Certificate is delivered to you in connection with Section 12(d)(iv) of the Amended and Restated Master Repurchase Agreement dated as of November 3, 2015, between M/I Financial, LLC and Sterling National Bank (as amended from time to time, the “Agreement”), as the same may have been amended from time to time. Capitalized terms shall have the meaning set forth in the Agreement. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, M/I Financial, LLC is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:
Maintenance of Tangible Net Worth plus Subordinated Debt. The Seller has maintained a Tangible Net Worth* plus Subordinated Debt§ of not less than $12,500,000. A detailed summary of the calculation of the Seller’s Tangible Net Worth is set forth on Schedule 1 hereto.
Maintenance of Ratio of Indebtedness to Tangible Net Worth. The Seller has maintained the ratio of (a) Indebtedness less Subordinated Debt to (b) Tangible Net Worth plus Subordinated Debt no greater than 10:1. A detailed summary of the calculation of the Seller’s ratio of Indebtedness to Tangible Net Worth is set forth on Schedule 1 hereto.
Maintenance of Profitability. Seller has not permitted, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00. A detailed summary of the calculation of Seller’s Net Income is set forth on Schedule 1 hereto.
Guarantees. Seller has not created, incurred, assumed or suffered to exist any Guarantees, except to the extent reflected in the Seller’s Financial Statements or notes thereto.
Total Warehouse Capacity. Seller has ensured that the Maximum Purchase Price does not exceed 50% of the total aggregate maximum availability under its Warehouse Facilities (whether drawn or undrawn).
Maintenance of Liquidity. The Seller has maintained, as of the end of each calendar month, it has Liquidity in an amount not less than $6,250,000.
Warehouse Lines. All warehouse lines of Seller existing on the date hereof are listed on Schedule 3 hereto.

Annex A-1
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Limitation on Dividends and Distributions. Upon the occurrence and after the continuance of an Event of Default, Seller has not made any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or made any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of its consolidated Subsidiaries.
Financial Statements. The financial statements attached fairly present in all material respects the financial condition and results of operations of Seller and its consolidated Subsidiaries and the financial condition and results of operations of Seller, in accordance with GAAP, consistently applied, as at the end of, and for, the calendar month ending on [DATE] (subject to normal year-end adjustments).
Originations. Attached hereto as Schedule 2 is a true and correct summary of all Mortgage Loans originated by Seller for the calendar month ending [DATE] and for the year to date ending [DATE].
Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.
Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Documents to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]
Regulatory Action. Seller is not currently under investigation or, to best of Seller’s knowledge, no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business. [If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]
No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

Annex A-2
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IN WITNESS WHEREOF, I have set my hand this _____ day of ________, ________.
M/I Financial, LLC
By: _______________________________
Name: _____________________________
Title: ______________________________

Annex A-3
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SCHEDULE 1 TO OFFICER’S COMPLIANCE CERTIFICATE
CALCULATIONS OF FINANCIAL COVENANTS

As of the month ended: [Date]

Covenant	Actual	Requirement	Compliance (Y/N)
TNW (including Sub Debt)*		$12,500,000
Leverage**		10:1
Quarterly Profitability ***		>1
Liquidity ****		$6,250,000
Total Warehouse Covenant*****		< 50% of Maximum Purchase Price
Limitations on Dividends and Distributions		< 50% of Net Income

*
TNW Calculation

Book Net Worth
Less:
Prepaid Expenses
Intercompany Receivables
Employee Receivables
Restricted Cash
Deposits
Goodwill
Other
Tangible Net Worth

**

Leverage:
Indebtedness (excluding Sub Debt)
TNW (including Sub Debt)

***

Net Income:
Monthly
As of Most Recent Quarter

Annex A-4
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****

Liquidity:
Unrestricted Cash
Cash Equivalents
Available Borrowing Capacity

*****

Total Warehouse Covenant
Total Warehouse Lines
50% of Maximum Purchase Price

Annex A-5
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SCHEDULE 2 to OFFICER’S COMPLIANCE CERTIFICATE

PRODUCTION INFORMATION (banked)

	Monthly	Year to Date
Conventional Conforming
FHA/VA
Agency High Balance
Jumbo
TOTAL
% Refinance
% Purchase
% Retail
% Wholesale

Annex A-6
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SCHEDULE 3 to OFFICER’S COMPLIANCE CERTIFICATE

WAREHOUSE LINES

	Line Amount	Amount Outstanding	Expiration Date
Sterling National Bank
Comerica Bank	$125,000,000 ($150,000,000 during each Step-Up Period)		June 23, 2017

Annex A-7
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Schedule 4

[to be populated]

Annex A-8
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